UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: July 26, 2005

(Date of earliest event reported)

Healthtrac, Inc.

(Exact name of registrant as specified in its charter)

British Columbia	000-14356	###-##-####
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1300 Island Drive, Suite 105, Redwood City, California	94065
(Address of principal executive offices)	(Zip Code)

650-631-5800

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01.  Other Events.

      On July 5, 2005, the Registrant filed a lawsuit in the U.S. District Court for the Northern District of California against Caterpillar, Inc. (the “Defendant”). The lawsuit is primarily based upon the Defendant’s misappropriation and wrongful disclosure of certain of the Registrant’s proprietary, confidential and commercially valuable population health management programs, occurring during a period of time in which the Defendant was a client of the Registrant. In the lawsuit, the Registrant alleges that the Defendant’s wrongful actions breached contracts entered into between Defendant and Registrant in both 1997 and 2002, and that these actions violated statutory trade secret protections and common law. In order to compensate it for the Defendant’s conduct, the Registrant has requested in its Complaint against the Defendant that it be awarded compensatory, consequential, incidental and other damages, as well as compensatory and punitive damages for its misappropriation and wrongful disclosures of the Registrant’s trade secrets. In addition to the foregoing, the Registrant seeks the disgorgement any profits received by the Defendant from its misuse of the Registrant’s proprietary programs, the payment of royalty and license fees by the Defendant for its unauthorized usage, and the issuance of a permanent injunction against future improper use and disclosures by the Defendant.

Top of the Form

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2005
Healthtrac, Inc.

By: /s/ Edward Sharpless
Name: Edward Sharpless
Title: President & CEO